Exhibit 32

Certificate of

Chief Executive Officer

And Chief Financial Officer

Securities Exchange Act rules 13(a) and 15(d)

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Metwood, Inc. ("the Company") for the quarter ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof ("the Report"), the undersigned Robert M. Callahan, Chief Executive Officer, and Shawn A. Callahan, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of each of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 21, 2013

/s/ Robert M. Callahan

Robert M. Callahan

Chief Executive Officer

Date: November 21, 2013

/s/ Shawn A. Callahan

Shawn A. Callahan

Chief Financial Officer